UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014 (October 30, 2014)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Operational Excellence

On October 30, 2014, Harman International Industries, Incorporated (the “Company”) announced that effective January 1, 2015, Mr. Herbert K. Parker will be appointed to the newly created position of Executive Vice President, Operational Excellence and will no longer serve as the Company’s Executive Vice President and Chief Financial Officer.

Appointment of New Financial Officer

Also on October 30, 2014, the Company announced that effective January 1, 2015, Ms. Sandra E. Rowland will be promoted to Executive Vice President and Chief Financial Officer of the Company. Ms. Rowland, age 43, has been serving as the Company’s Vice President, Corporate Development and Investor Relations since June 2013.

Prior to joining the Company as Vice President, Investor Relations in October 2012, Ms. Rowland served in positions of increasing responsibility at Eastman Kodak Company, including Chief Financial Officer of the Commercial Segment from December 2011 to September 2012, Director of Investor Relations from November 2010 to December 2011, Director of Corporate Financial Planning and Analysis from May 2008 to November 2010, Controller of the Consumer Segment from July 2002 to April 2008, and Accounting Director, Mergers and Acquisitions from August 2000 to July 2002. Prior to joining Eastman Kodak Company, Ms. Rowland advised technology companies within the Audit Business Advisory practice of PriceWaterhouseCoopers LLP. Ms. Rowland holds a B.A. in Economics and Business from Lafayette College, and a M.B.A. from the University of Rochester’s William E. Simon Graduate School of Business. Ms. Rowland is also a Certified Public Accountant.

There are no arrangements or understandings between Ms. Rowland and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Rowland and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Rowland’s appointment, on October 29, 2014, the Compensation and Option Committee of the Company’s Board of Directors (the “Compensation Committee”) approved an adjustment to her compensation, effective as of January 1, 2015. Pursuant to the terms of the employment agreement entered into between the Company and Ms. Rowland on October 30, 2014 (the “Agreement”), she will be entitled to the following compensation for her services as Chief Financial Officer of the Company:

(i)	Base salary increased to an annual rate of $560,000;

(ii)	Annual target bonus increased to 75% of her base salary, with the actual bonus each year to range from 0% to 150% of base salary based on corporate performance and achievement of personal targets; and

(iii)	A one-time equity award valued at $1,626,000 in the form of 25% time-vested restricted stock units and 75% performance restricted stock units (“PRSUs”) under the terms of the Company’s 2012 Stock Option and Incentive Plan, as amended. The awards will vest in September 2017 and the PRSUs will be based upon the Company’s achievement of the performance goals established for the PRSUs granted in September 2014.

No other material changes were made to Ms. Rowland’s original terms of employment set forth in her offer letter dated August 21, 2012 (the “Original Agreement”). The preceding description is only a summary of the Agreement’s material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement and the Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by this reference.

Further details regarding the above can be found in a copy of the press release that is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information contained in the accompanying Exhibit 99.1 is being furnished, not filed, and accordingly it will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment offer letter dated August 21, 2012 between Harman International Industries, Incorporated and Sandra Ehret Rowland.

10.2	Employment promotion offer letter dated October 30, 2014 between Harman International Industries, Incorporated and Sandra Rowland.

99.1	Harman International Industries, Incorporated press release dated October 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: November 4, 2014

3